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                                  EXHIBIT 23A

                       CONSENT OF MCGLADREY & PULLEN, LLP

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of our report dated January 18, 1995, which appears on Page 15 of the annual report to stockholders.



/s/ MCGLADREY & PULLEN LLP
Champaign, Illinois
March 22, 1995